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Chemtura Provides Update on Second Quarter 2013 Outlook

PHILADELPHIA, Pa., June 6, 2013 – Chemtura Corporation (NYSE / Euronext Paris: CHMT) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced how its segments are performing during the second quarter of 2013 and the current outlook for the quarter.

Craig A. Rogerson, Chairman, President and CEO of Chemtura, commented: “With the first two months of the quarter behind us, we are seeing similar trends in performance to those we saw in the first quarter of 2013. Three of our four segments are performing well and are tracking to deliver comparable results to the second quarter of 2012. However, Industrial Engineered Products continues to face challenging business conditions.”

•	Industrial Performance Products

The segment is experiencing comparable market conditions to the first quarter of 2013, when it earned $29 million of operating income, and is tracking to deliver a similar performance this quarter.

•	Industrial Engineered Products

After the sharp decline in sales of flame retardants used in insulation foams during the first quarter of 2013, demand has stabilized as this quarter has progressed. Demand from electronics applications continues to show modest sequential improvement. However, while selling prices for insulation foam products and for flame retardants in Asian electronics markets have stabilized at the levels seen at the end of the first quarter of 2013, they remain lower than the second half of 2012. When combined with the impact upon manufacturing cost absorption of managing production and inventory levels and increases in certain raw materials costs such as those for phenol-based products, margins remain under pressure. The Company anticipates the net impact will reduce operating income for the segment this quarter by an amount in the range of $5 million to $10 million from the $20 million it earned in the first quarter of 2013.

•	Consumer Products

The prolonged winter and wet conditions in certain parts of the United States and Europe gave the segment a slower start to the quarter, but sales are now gaining momentum. June is always the key sales month of this quarter. On current trends, the segment is expected to achieve close to the $20 million of operating income it earned in the second quarter of 2012.

•	Chemtura AgroSolutions

The late start to this year’s growing season impacted sales in April like many businesses exposed to agricultural markets. In May, sales gained strong momentum and the segment is on track to deliver a comparable performance to that of the second quarter of 2012, when it earned $23 million of operating income, and may yet exceed that benchmark.

The Company’s consolidated operating income is the sum of the four segments less general corporate expense. In the first quarter of 2013, general corporate expense was $46 million, which included a $21 million increase in an environmental reserve for the costs to remediate a legacy non-operating site in France and $13 million of non-cash expense related to the amortization of intangible assets and stock-based compensation. In the second quarter of 2013, the cash expense component of general corporate expense will decrease as the Company implements its actions to eliminate stranded costs resulting from the divestiture of its Antioxidants business that closed on April 30, 2013, among other matters.

Mr. Rogerson concluded, “With the weakness in Industrial Engineered Products, we now project to fall short of our performance in the second quarter of 2012 on a continuing operations basis. We are encouraged that the performance of this segment appears to be ‘bottoming’ this quarter and anticipate improving results over the second half of 2013. We are encouraged by the robust performance of our other three segments. We are also on track to eliminate the stranded costs from the divestiture of our Antioxidants business.”

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Chemtura Corporation, with 2012 net sales of $2.6 billion1, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning us is available at www.chemtura.com.

1 2012 net sales of $2.6 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants business.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;
•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;
•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;
•	Declines in general economic conditions;
•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;
•	The effect of adverse weather conditions;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Risks associated with strategic acquisitions and divestitures;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;
•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase and the terms on which any such repurchases are made; and
•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.